EXHIBIT 3.1
                                                                    -----------


                                STATE OF DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION
                                 Of XACORD CORP.


     The undersigned, being of legal age and Secretary of XACORD CORP. (the "Corporation") a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL"), does hereby certify:

        1: That the name of the Corporation is:

                                  XACORD CORP.

     2: That the Board of Directors of the Corporation, by the written consent of its sole Director, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation amending Article First and Article Fourth of the Certificate of Incorporation:

                                      FIRST
                                      -----

     Article First of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

               "FIRST: The name of the corporation is Empire Minerals,

                                     FOURTH
                                     ------

     Article Fourth of the Company's Certificate of Incorporation, as amended, is to be amended to add the following immediately after the present Section
     (1) thereof (which sets forth the number and par value of the Company's authorized capital stock, none of which is being amended):

               "Effective 12:01 a.m. on January 12, 2007 (the "Effective Time"), each twenty (20) shares of Common Stock then issued shall be automatically combined into one share of Common Stock of the Corporation. No fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share."

     3: That the foregoing amendment of the Certificate of Incorporation was duly adopted by the majority of the shareholders of the Corporation entitled to vote thereon in accordance with the provisions of Sections 228 and 242 of the DGCL.

     4: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this December 29, 2006.

                            Xacord Corp.

                            /s/ Diego Roca
                            Diego Roca, Secretary

                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION
                                 of XACORD CORP.

     XACORD CORP. (the "Corporation") a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL") does hereby certify:

     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its Directors, filed with the minutes of the Board, adapted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED that the Certificate of Incorporation of this Corporation be amended by changing Ankle Fourth of the Certificate of Incorporation as follows:

                                     FOURTH
                                     ------

          Article Fourth of the Company's Certificate of Incorporation, as amended, is to be amended to add the following immediately after the present Section (1) thereof (which sets forth the number and per value of the Company's authorized capital stock none of which is being amended):

          "Effective 12:01 a.m. on August 11, 2006 (the "Effective Time"), each twenty (20) shares of Common Stock then issued shall be automatically combined into one share of Common Stock of the Corporation. No fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share."

     SECOND: That at a special meeting of shareholders called and held upon notice in accordance with section 222 of the DGCL, the Certificate of Amendment was submitted to and approved by a majority of the outstanding stock entitled to vote thereon is accordance with the provisions of Section 228 of the DGCL.

     THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the Corporation has caned this Certificate of Amendment to be executed on this 28th day of July, 2006.

Xacord Corp.


/s/ Moshe Guzman

Moshe Guzman, Secretary

                            CERTIFICATE OF OWNERSHIP
                                       OF

                                  NANERGY, INC.
                            (a Delaware corporation)

                                       AND
                                  XACORD CORP.
                            (a Delaware corporation)

                UNDER SECTION 253 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

     The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

        NAME                            STATE OF INCORPORATION
        ----                            ----------------------

     Nanergy, Inc.                             Delaware

     Xacord Corp.                              Delaware

     SECOND: That 100% of the outstanding stock of Xacord Corp. is owned by Nanergy, Inc.

     THIRD: That the name of the surviving corporation of the merger is Nanergy, Inc., which will continue its existence as said surviving corporation under the name Xacord Corp.

     FOURTH: That the Certificate of Incorporation of Nanergy Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

          "FIRST: The name of the corporation is Xacord Corp."

     FIFTH: That the members of the Board of Directors of Nanergy, Inc. unanimously adopted the following resolution by written consent on the 22nd day of May, 2006:

     RESOLVED, that the Company's wholly-owned subsidiary, Xacord Corp., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Xacord Corp.

     SIXTH: This merger shall be effective on June 6, 2006.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22nd day of May, 2006.



                                       NANERGY, INC.


                                       By: /s/ Moshe Gluzman
                                          ---------------------------
                                          Name: Moshe Gluzman
                                          Title: Chief Executive Officer


                                       XACORD CORP.


                                       By: /s/ Moshe Gluzman
                                          ---------------------------
                                          Name: Moshe Gluzman
                                          Title: Chief Executive Officer

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF


                                  NANERGY, INC.

Pursuant to section 242 and 245 General Corporation Law of the State of Delaware. The current name of the Corporation is Nanergy, Inc., incorporated in the State of Delaware on January 4, 1996 under the name ObjectSoft Corporation. Nanergy, Inc. (the "Corporation") a corporation incorporated and existing under and by virtue of the Delaware General Corporation Law ("DGCL") does hereby certify:

                                      FIRST
                                      -----

     The name of the Corporation is Nanergy, Inc.


                                     SECOND
                                     ------

     The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows:
Harvard Business Services, Inc., 25 Greystone Manor, Lewes, County of Sussex, state of Delaware 19958.


                                      THIRD
                                      -----

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful. act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

                                     FOURTH
                                     ------

Capitalization
--------------

     The aggregate number of shares of stock which the Corporation shall have authority to issue is 705,000,000 shares divided into two classes; 700,000,000 shares of which shall be designated as Common Stock, $0.0001 par value per share, and 5,000,000 shares of which shall be designated as Preferred Stock, with $0.0001 par value per share. There shall be no preemptive rights with respect to any shares of capital stock of the Corporation.

     The following is a statement of the designations and the powers, preferences and rights, and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of each class:

     1. Except as any provision of law, any provision herein or elsewhere in the Certificate of Incorporation may otherwise provide, each share of Common Stock of the Corporation shall have the same rights, privileges, interest and attributes, and shall be subject to the same limitations, as every other share of the Corporation and shall entitle the holder of record of any such issued and outstanding share to receive an equal proportion of any cash dividends which may be declared, set apart or paid, an equal proportion of any distributions of the authorized but unissued shares of the Corporation and/or its treasury shares, if any, which may be made, an equal proportion of the distribution of any bonds or property of the Corporation, including the shares or bonds of other corporations, which may be made, and an equal proportion of any distributions of the net assets of the Corporation (whether stated capital or surplus) which may be made upon the liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary; provided, that any distributions of the authorized but unissued shares of the Corporation and/or its treasury shares, if any, shall be made only in respect of shares of the same class, and, provided further, that no statement herein contained shall be deemed to limit, curtail, or divest the authority of the Board of Directors of the Corporation to make any proper distributions, including distributions of authorized but unissued shares, in relation to its treasury shares, if any. Each issued and outstanding share of Common Stock shall entitle the holder of record thereof to one vote per share.

     2. Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights and limitations as may be fixed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided for in the resolutions creating such series or required by applicable law.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

                                     FIFTH
                                     -----

     The name and address of the incorporator is as follows: Elaine S. Moshe, Esq., c/o Parker, Chapin, Flattaue & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036.

                                      SIXTH
                                      -----

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders:





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




     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the Stockholders:

          (a) To make, alter, amend, change, add to or repeal the ByLaws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract of act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, the provisions of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

                                     SEVENTH
                                     -------

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for damages for any breach of duty in his/her capacity as a director, provided that such provision shall not eliminate or limit the liability of a director:

     (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    (iii) under Section 174 of the DGCL; or

     (iv) for any transaction from which the director derived an improper personal benefit.

                                     EIGHTH
                                     ------

     The Corporation shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the DGCL. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

                                      NINTH
                                      -----

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, the undersigned, being an authorized officer of the Corporation, does make and file this Amended and Restated Certificate of Incorporation, and accordingly have hereunto set his hand to this Certificate this 30th day of August, 2005.

Nanergy, Inc.


/s/ Moshe Gluzman
Moshe Gluzman, President





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